Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ruby Tuesday, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-185229, 333-162394, 002-97170, 033-32697, 333-03165, 033-20585, 333-39321, 333-03157, 002-97170, 033-13593, 033-70490, 333-03153, 033-46218, 033-46220, 033-56452, 333-03155, 333-77965, 333-88879, 333-39231, 333-100738 and 333-122124) on Form S-8, the registration statement (No. 333-186506) on Form S-4, and the registration statements (Nos. 033-57159 and 333-160216) on Form S-3 of Ruby Tuesday, Inc. of our reports dated August 17, 2015, with respect to the consolidated balance sheets of Ruby Tuesday, Inc. as of June 2, 2015 and June 3, 2014, and the related consolidated statements of operations and comprehensive loss, shareholders’ equity, and cash flows for each of the years in the three-year period ended June 2, 2015, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of June 2, 2015, which reports appear in the June 2, 2015 annual report on Form 10-K of Ruby Tuesday, Inc.

/s/ KPMG LLP
Knoxville, Tennessee
August 17, 2015